                                                                    Exhibit 3.17

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "ISPAT INLAND FINANCE, LLC", FILED IN THIS OFFICE ON THE TENTH DAY OF JULY, A.D. 1998, AT 12:30 O'CLOCK P.M.

                       [DELAWARE SECRETARY'S OFFICE SEAL]

                                           /s/ Edward J. Freel
                                           -------------------------------------
                                           Edward J. Freel, Secretary of State

2907604 8100                                             AUTHENTICATION: 9189384

981268340                                                         DATE: 07-10-98

                            CERTIFICATE OF FORMATION

                                       OF

                            ISPAT INLAND FINANCE, LLC

            This Certificate of Formation of Ispat Inland Finance, LLC (the "Company"), dated as of July 10, 1998, is being duly executed and filed by Richard LeBlanc, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code Ann. Tit.
6, Sections 18-201).

            FIRST. The name of the limited liability company formed hereby is Ispat Inland Finance, LLC.

            SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company. Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            IN WITNESS WHEREOF, the undersigned has executed and filed this Certificate of Formation as of the date first above written.

                                             By: /s/ Richard LeBlanc
                                                --------------------------------
                                                Richard LeBlanc